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Evans Bancorp, Inc.  One Grimsby Drive Hamburg, NY  14075

IMMEDIATE RELEASE

Evans Bancorp Reaches  $1 Billion in Assets and Reports Second Quarter Net Income Growth of 20%

HAMBURG, NY, July 28, 2016 – Evans Bancorp, Inc. (the “Company” or “Evans”) (NYSE MKT: EVBN), a community financial services company serving Western New York since 1920, today reported its results of operations for the second quarter ended June 30, 2016.

HIGHLIGHTS OF THE 2016 SECOND QUARTER

•	Total assets reached $1.0 billion as of June 30, 2016
•	Net income was $2.0 million, or $0.46 per diluted share, a 20% increase from prior year
•	Record loan growth: loan portfolio of $853 million up 20% year over year
•	Strong annual deposit growth across all product categories: deposit portfolio of $870 million up 12%
•	Net interest income increased 11% from last year’s second quarter to $8.5 million

Net income was $2.0 million, or $0.46 per diluted share, in the second quarter of 2016, compared with $1.7 million or $0.40 per diluted share in the first quarter of 2016 and $1.7 million or $0.39 per diluted share in last year’s second quarter.  The increase reflects improved net interest income and a  reduction in the Company’s allowance for loan loss, partially offset by lower non-interest income and higher non-interest expenses.  Return on average equity was 8.56% for the second quarter of 2016 compared with 7.43% in the previous quarter and 7.62% in the second quarter of 2015.

“Record loan growth in the quarter put us over the $1 billion in assets mark, an important milestone that underscores our success at establishing Evans as Western New York’s leading, locally-based community bank,” said David J. Nasca, President and CEO of Evans Bancorp.  “Results were very positive across the board with 20% growth in our loan portfolio and 12% growth in deposits producing 11% growth in net interest income year-over-year.  These results demonstrate success at organically growing the business and our ability to capitalize on the market disruption opportunity occurring with KeyCorp’s acquisition of First Niagara as well as the benefits from Western New York’s economic expansion.”

Net Interest Income

($ in thousands)	2Q 2016	1Q 2016	2Q 2015
Interest income	9,694	9,356	8,636
Interest expense	1,178	1,096	988
Net interest income	8,516	8,260	7,648
Provision for loan losses	(376)	208	415
Net interest income after provision	8,892	8,052	7,233

Net interest income increased $0.3 million, or 3%, from the first quarter of 2016 and $0.9 million, or 11%, from the prior-year second quarter, reflecting strong loan and demand deposit growth.  The Company’s commercial loan portfolio continues to grow at significant rates as average commercial loans, including both commercial and industrial and commercial real estate loans, were $642 million in the second quarter, up 4% from
$616 million in the first quarter of 2016 and 18% from $543 million in the second quarter of 2015.  Net interest margin of 3.65% declined 4 basis points from the 2016 first quarter, but improved 4 basis points from the second

Evans Bancorp Reports Quarterly Net Income Growth of 20%

July 28, 2016

quarter of last year.  The margin contraction from the trailing quarter reflects a continued decrease in loan yields as market rates remain historically low in a highly competitive market.  The margin improvement from last year was due to a shift in interest-earning assets mix as average loans grew 16% and comprised 86% of average interest-earning assets compared with 82% in the second quarter of 2015.  Loans have earned higher yields than investment securities and short-term interest-earning cash over the past two years.

The Company released $0.4 million in allowance for loan losses compared with a provision for loan loss in the 2016 first quarter and in last year’s second quarter.  The loan loss provision reversal reflects favorable credit quality trends in the loan portfolio as well as improvement in specific loan relationships.

John B. Connerton, Executive Vice President and Chief Financial Officer, noted, “We have had excellent loan growth while maintaining our conservative culture and consistent underwriting standards.  This provides confidence in the quality of our loan assets.  There were several factors that led to the release of reserves, including an improved collateral position on an impaired loan, a sustained period of low charge-offs, and the upgrade of several large criticized loan relationships.”

Asset Quality

($ in thousands)	2Q 2016	1Q 2016	2Q 2015
Total non-performing loans	$16,076	$17,941	$10,994
Total net loan charge-offs (recoveries)	(30)	(28)	83
Non-performing loans/Total loans	1.88%	2.25%	1.55%
Net loan charge-offs/Average loans	(0.01)%	(0.02)%	0.05%
Allowance for loans losses/Total loans	1.50%	1.65%	1.84%

The ratio of the allowance for loan losses to total loans declined due to strong loan growth and a sustained level of low historical charge-offs.  Non-performing loans decreased during the quarter due to a lower balance of loans that are 90 days past due and accruing.

Non-interest Income

B
($ in thousands)	2Q 2016	1Q 2016	2Q 2015
Deposit service charges	403	443	411
Insurance service and fee revenue	1,572	1,748	1,821
Bank-owned life insurance	141	136	152
Loss on tax credit investment	(2,139)	-	-
Refundable NY state historic tax credit	1,508	-	-
Other income	795	667	1,092
Total non-interest income	2,280	2,994	3,476

Evans is actively engaged in the community by financing historic rehabilitation projects in Buffalo and enhances its yield by investing in related tax credits.  When a project is completed, Evans begins to recognize tax benefits with a related reduction in the investment.  In the current quarter, a $1.5 million refundable New York State tax credit was recorded in non-interest income and a corresponding $0.6 million tax benefit was realized in income tax expense, offset by a $2.1 million write-off on the investment.  The Company will recognize additional tax benefits of approximately $280 thousand in each of the next two quarters related to this current project.

Insurance agency revenue was down $0.2 million from the 2016 first quarter due to a seasonal decrease in profit sharing revenue.  The $0.2 million decline from the 2015 second quarter reflects the benefits realized from the high level of claims adjustment fees earned for services provided to assess damages of local properties impacted by the previous year’s severe winter.  Other non-interest income was down from the prior-year period due to lower mortgage servicing rights and the planned run-off of data center income.

Evans Bancorp Reports Quarterly Net Income Growth of 20%

July 28, 2016

Non-interest Expense

($ in thousands)	2Q 2016	1Q 2016	2Q 2015
Salaries and employee benefits	5,467	5,514	5,066
Occupancy	740	699	697
Repairs and maintenance	212	176	215
Advertising and public relations	190	285	231
Professional services	656	580	670
Technology and communications	339	422	262
FDIC insurance	182	159	148
Litigation Expense	-	(100)	-
Other expenses	933	793	952
Total non-interest expenses	8,719	8,528	8,241

Total non-interest expense increased $0.2 million, or 2%, from the first quarter of 2016 and $0.5 million, or 6%, from the prior-year period.  Salaries and benefits costs were relatively flat from the first quarter of 2016, reflecting stabilization in the number of employees at the Company during the second quarter.  The increase from last year’s second quarter reflects annual merit increases and strategic hires to support the Company’s continued growth.  Evans has expanded its commercial team with new commercial loan officers, business development officers and related support staff.

Income tax expense of $0.5 million was recognized for the second quarter of 2016, compared with an income tax expense of $0.8 million in each of the first quarter of 2016 and the second quarter of 2015.  The effective tax rate for the quarter was 18.3%, compared with 31.9% in the first quarter of 2016 and 32.1% in the second quarter of 2015.   The decrease in the effective tax rate reflects the impact of the historic tax credit transaction.  The Company expects the effective tax rate for the remainder of 2016 to more closely reflect the year-to-date effective tax rate of 25.2%.

Balance Sheet Highlights

Total assets reached $1.0 billion as of June 30, 2016, a 3% increase from $990 million at March 31, 2016 and a 12% increase over $909 million in assets at June 30, 2015.  The Company experienced the highest loan growth in its history this quarter as the loan portfolio increased $57 million, or 7%, to $853 million.  Loan growth from the end of last year’s second quarter was $142 million, or 20%, and was predominantly in the commercial real estate and commercial and industrial loan portfolios.

Total deposits of $870 million were 2% higher than $849 million at the end of this year’s first quarter and 12% higher than the 2015 second quarter-end.  The year-over-year growth was across all of the Company’s product categories, including demand deposit growth of 15%, NOW account growth of 12%, savings deposit growth of 11%, and time deposit growth of 13%.

Capital Management

The Company consistently maintains regulatory capital ratios measurably above the Federal “well capitalized” standard, including a Tier 1 leverage ratio of 10.06% at June 30, 2016.  Book value per share increased to $22.11 at June 30, 2016 compared with $21.54 at March 31, 2016 and $20.80 at June 30, 2015.  Tangible book value per share was $20.22 at June 30, 2016, compared with $19.64 at the end of the first quarter of 2016 and $18.89 at the end of last year’s second quarter.

Outlook

Mr. Nasca commented, “We have refined our focus with our 2020 strategic plan.  It provides a road map for the next stage of our development and growth.  We believe that the investments we have made in talent and infrastructure for the last several years establishes a solid platform to launch Evans to the next level and

Evans Bancorp Reports Quarterly Net Income Growth of 20%

July 28, 2016

strengthen our earnings power.  Over the next couple years, we believe our performance and execution will allow us to maintain significant asset growth and drive accelerated earnings growth.”

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank with $1.0 billion in assets and $870 million in deposits at June 30, 2016.  Evans is a full-service community bank, with 14 branches, providing comprehensive financial services to consumer, business and municipal customers throughout Western New York.  Evans Bancorp's wholly-owned insurance subsidiary, The Evans Agency, LLC, provides property and casualty insurance through seven insurance offices in the Western New York region.  Evans Investment Services provides non-deposit investment products, such as annuities and mutual funds.

Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their websites, at www.evansbancorp.com and www.evansbank.com.

Safe Harbor Statement:  This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings.  These statements are not historical facts or guarantees of future performance, events or results.  There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies.  These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For more information contact:	-OR-
John B. Connerton Senior Vice President and Chief Financial Officer	Deborah K. Pawlowski Kei Advisors LLC
Phone: (716) 926-2000 Email: jconner@evansbank.com	Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

TABLES FOLLOW

Evans Bancorp Reports Quarterly Net Income Growth of 20%

July 28, 2016

EVANS BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(in thousands, except shares and per share data)

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
ASSETS
Investment Securities	$110,629	$116,294	$98,758	$106,651	$106,734
Loans	853,306	796,773	773,984	731,239	710,832
Allowance for loan losses	(12,773)	(13,119)	(12,883)	(13,456)	(13,110)
Goodwill and intangible assets	8,101	8,101	8,101	8,101	8,101
All other assets	62,335	81,866	71,147	88,356	95,990
Total assets	$1,021,598	$989,915	$939,107	$920,891	$908,547

LIABILITIES AND STOCKHOLDERS'
EQUITY
Demand deposits	187,774	174,276	183,098	170,022	163,862
NOW deposits	88,993	95,622	83,674	79,983	79,266
Regular savings deposits	480,290	463,672	439,993	436,331	431,555
Time deposits	112,828	115,479	96,217	95,967	99,482
Total deposits	869,885	849,049	802,982	782,303	774,165
Borrowings	41,841	34,224	32,151	32,640	32,339
Other liabilities	15,083	14,482	12,718	16,275	13,848
Total stockholders' equity	94,789	92,160	91,256	89,673	88,195

SHARES AND CAPITAL RATIOS
Common shares outstanding	4,286,939	4,279,296	4,257,179	4,238,448	4,239,929
Book value per share	$22.11	$21.54	$21.44	$21.16	$20.80
Tangible book value per share	$20.22	$19.64	$19.53	$19.25	$18.89
Tier 1 leverage ratio	10.06%	10.18%	10.45%	10.32%	10.23%
Tier 1 risk-based capital ratio	11.45%	11.94%	11.82%	12.03%	12.63%
Total risk-based capital ratio	12.70%	13.20%	13.07%	13.29%	13.89%

ASSET QUALITY DATA
Total non-performing loans	$16,076	$17,941	$16,042	$8,170	$10,994
Total net loan charge-offs (recoveries)	(30)	(28)	776	50	83

Non-performing loans/Total loans	1.88%	2.25%	2.07%	1.12%	1.55%
Net loan charge-offs/Average loans	(0.01)%	(0.02)%	0.42%	0.03%	0.05%
Allowance for loans losses/Total loans	1.50%	1.65%	1.66%	1.84%	1.84%

Evans Bancorp Reports Quarterly Net Income Growth of 20%

July 28, 2016

EVANS BANCORP, INC AND SUBSIDIARIES
SELECTED OPERATIONS DATA (UNAUDITED)
(in thousands, except share and per share data)

	2016	2016	2015	2015	2015
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Interest income	9,694	9,356	9,437	9,099	8,636
Interest expense	1,178	1,096	1,001	960	988
Net interest income	8,516	8,260	8,436	8,139	7,648
Provision for loan losses (credit)	(376)	208	204	396	415
Net interest income after provision	8,892	8,052	8,232	7,743	7,233

Deposit service charges	403	443	461	455	411
Insurance service and fee revenue	1,572	1,748	1,572	1,972	1,821
Bank-owned life insurance	141	136	140	134	152
Loss on tax credit investment	(2,139)	-	-	-	-
Refundable NY state historic tax credit	1,508	-	-	-	-
Gain on insurance proceeds	-	-	-	734	-
Other income	795	667	748	962	1,092
Total non-interest income	2,280	2,994	2,921	4,257	3,476

Salaries and employee benefits	5,467	5,514	5,365	5,253	5,066
Occupancy	740	699	722	675	697
Repairs and maintenance	212	176	204	230	215
Advertising and public relations	190	285	227	188	231
Professional services	656	580	499	674	670
Technology and communications	339	422	308	354	262
FDIC insurance	182	159	161	151	148
Litigation Expense	-	(100)	-	(175)	-
Other expenses	933	793	1,179	930	952
Total non-interest expenses	8,719	8,528	8,665	8,280	8,241

Income before income taxes	2,453	2,518	2,488	3,720	2,468
Income tax provision	450	804	734	1,211	793
Net income	2,003	1,714	1,754	2,509	1,675

PER SHARE DATA
Net income per common share-diluted	$0.46	$0.40	$0.41	$0.58	$0.39
Cash dividends per common share	$-	$0.38	$-	$0.36	$-
Weighted average number of diluted shares	4,346,599	4,328,034	4,315,489	4,312,275	4,309,688

PERFORMANCE RATIOS
Return on average total assets	0.80%	0.71%	0.75%	1.10%	0.74%
Return on average stockholders' equity	8.56%	7.43%	7.72%	11.20%	7.62%
Efficiency ratio	76.30%	75.78%	76.30%	66.79%	74.08%

Evans Bancorp Reports Quarterly Net Income Growth of 20%

July 28, 2016

EVANS BANCORP, INC AND SUBSIDIARIES
SELECTED AVERAGE BALANCES AND YIELDS/RATES (UNAUDITED)
(in thousands)
	2016	2016	2015	2015	2015
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
AVERAGE BALANCES

Loans, net	$801,115	$772,672	$740,337	$706,568	$691,608
Investment securities	115,610	103,094	103,940	112,339	103,641
Interest bearing deposits at banks	15,916	18,862	19,185	27,501	51,094
Total interest-earning assets	932,641	894,628	863,462	846,408	846,343
Non interest-earning assets	65,539	66,375	66,115	66,102	64,396
Total Assets	$998,180	$961,003	$929,577	$912,510	$910,739

NOW	88,966	88,220	80,810	78,335	78,979
Regular savings	473,791	447,318	439,108	431,127	430,930
Time deposits	114,545	108,954	96,478	97,321	105,051
Total interest-bearing deposits	677,302	644,492	616,396	606,783	614,960
Other borrowings	36,031	34,250	32,443	32,113	31,533
Total interest-bearing liabilities	713,333	678,742	648,839	638,896	646,493

Demand deposits	178,106	176,074	175,362	168,883	162,632
Other non-interest bearing liabilities	13,142	13,879	14,549	15,122	13,665
Stockholders' equity	93,599	92,308	90,827	89,609	87,949

Total Liabilities and Equity	$998,180	$961,003	$929,577	$912,510	$910,739

YIELD/RATE

Loans, net	4.43%	4.52%	4.59%	4.76%	4.59%
Investment securities	2.71%	2.39%	3.59%	2.42%	2.58%
Interest bearing deposits at banks	0.83%	0.23%	0.29%	0.23%	0.26%
Total interest-earning assets	4.16%	4.18%	4.37%	4.30%	4.08%

NOW	0.35%	0.39%	0.40%	0.40%	0.43%
Regular savings	0.51%	0.47%	0.43%	0.41%	0.38%
Time deposits	1.23%	1.26%	1.29%	1.27%	1.42%
Total interest-bearing deposits	0.61%	0.60%	0.56%	0.55%	0.56%
Other borrowings	1.57%	1.60%	1.64%	1.64%	1.62%
Total interest-bearing liabilities	0.66%	0.65%	0.62%	0.60%	0.61%

Interest rate spread	3.50%	3.53%	3.75%	3.70%	3.47%
Contribution of interest-free funds	0.15%	0.16%	0.16%	0.15%	0.14%
Net interest margin	3.65%	3.69%	3.91%	3.85%	3.61%